Exhibit 99.1

Avalo Therapeutics, Inc. Announces Corporate Name Change from Cerecor Inc.

•Name change underscores the Company’s transition to developing innovative targeted therapies in immunology, immuno-oncology, and rare genetic diseases
•Robust pipeline of six product candidates advancing in development with eight ongoing clinical programs
•Four therapies with Rare Pediatric Disease Designation with each potentially eligible for a Priority Review Voucher upon approval
•Multiple data readouts anticipated in the second half of 2021

WAYNE, Pa. AND ROCKVILLE, Md., Aug. 26, 2021 -- Avalo Therapeutics, Inc. (Nasdaq: AVTX), a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology, immuno-oncology, and rare genetic diseases announced today that it has launched its new corporate name Avalo Therapeutics, Inc. This new name reflects the Company’s dedication to helping address the significant unmet medical need for patients, as well as to align with the forward momentum of its large and promising pipeline of potential first-in-class therapeutic candidates. In conjunction with the corporate name change, the Company will trade on the Nasdaq Capital Market under the new ticker symbol “AVTX”. The new ticker will become effective at the open of the market on August 26, 2021. In addition, the Company will launch a new website address: www.avalotherapeutics.com.

“The rebranding from Cerecor to Avalo Therapeutics comes at a defining moment in our Company’s history and better reflects who we are today with our increased focus on immunology, immuno-oncology, and rare genetic diseases,” said Michael F. Cola, President and Chief Executive Officer of Avalo Therapeutics. “We are excited to continue the advancement of our programs, including our recent expansion of AVTX-002, a promising first-in-class monoclonal antibody, into moderate-to-severe ulcerative colitis refractory to anti-TNF alpha therapies. As we enter this exciting period of our corporate journey, we look forward to the numerous data readouts in the second half the 2021.”

Avalo Therapeutics Pipeline

The Company’s current pipeline consists of six product candidates advancing in development with eight ongoing clinical programs.

◦AVTX-002: Anti-LIGHT mAb targeting immune-inflammatory diseases including acute respiratory distress syndrome (ARDS) and moderate-to-severe inflammatory bowel disease (Crohn’s disease and ulcerative colitis)
◦AVTX-007: Anti-IL-18 mAb targeting immuno-oncology and immune-inflammatory diseases including multiple myeloma and Still’s disease
◦AVTX-006: A dual mTORc1/c2 inhibitor targeting complex lymphatic malformations. This product candidate currently has Orphan Drug and Rare Pediatric Disease Designation and is eligible for a Priority Review Voucher upon approval by the U.S. Food and Drug Administration (FDA).

◦AVTX 800 programs (AVTX-801, AVTX-802, and AVTX-803): Therapeutic doses of monosaccharide therapies for congenital disorders of glycosylation (CDGs). Each product candidate has Orphan Drug, Fast Track and Rare Pediatric Disease Designations and is eligible for a Priority Review Voucher upon approval by the U.S. FDA.

About Avalo Therapeutics

Avalo Therapeutics is a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology, immuno-oncology, and rare genetic diseases. The company has built a diverse portfolio of innovative therapies to deliver meaningful medical impact for patients in urgent need. The company’s clinical candidates commonly have a proven mechanistic rationale, biomarkers and/or an established proof-of-concept to expedite and increase the probability of success.

For more information about Avalo Therapeutics, please visit www.avalotherapeutics.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo Therapeutics’ control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Avalo's cash position and the potential need for it to raise additional capital; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For investor inquiries
Chris Brinzey
Westwicke, an ICR Company
chris.brinzey@westwicke.com
339-970-2843

or

Schond L. Greenway
Investor Relations
Chief Financial Officer
Avalo Therapeutics, Inc.
sgreenway@avalotx.com
610-522-6200

For media inquiries

Robert Stanislaro or Helen O’Gorman
FTI Consulting
robert.stanislaro@fticonsulting.com
helen.o’gorman@fticonsulting.com
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